 EXHIBIT A
JOINT FILING UNDERTAKING

The undersigned, being authorized thereunto, hereby execute this agreement as an exhibit to this Form 4 to evidence the agreement of the below-named parties, in accordance with rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Form, as it may be amended, jointly on behalf of such parties.

Dated:  June 15, 2009

GREEK INVESTMENTS, INC.

By:	/s/ Panayotis Constantino
Name:	Panayaotis Constantino
Title:	Director

/s/ Maria Konstantinu
MARIA KONSTANTINU

/s/ Jorge Constantino
JORGE CONSTANTINO

/s/ Panayotis Constantino
PANAYOTIS CONSTANTINO

/s/ Athenea Constantino
ATHENEA CONSTANTINO